Exhibit 99
Carrier Reports Third Quarter 2026 Results
Signed LTAs valued at multiple billions of dollars with minimum volume commitments

•Total company orders1 up ~35%; Commercial HVAC1 up ~60%; data centers up ~300%
•Record >$8.5B backlog; LTA minimums additive to backlog
•Net sales up 12%; organic sales up 15%
•GAAP EPS2 of ($3.16); adjusted EPS2 of $0.87
•Net cash flows from operating activities of $813 million and free cash flow of $674 million
•Returned ~$600 million to shareowners through dividends and repurchases

PALM BEACH GARDENS, Fla., Oct. 29, 2026 – Carrier Global Corporation (NYSE: CARR), global leader in intelligent climate and energy solutions, today reported financial results for the third quarter of 2026.
“We delivered strong third quarter performance, with orders, sales and adjusted EPS all up between 15% and 35%, with very strong free cash flow,” said Chairman & CEO David Gitlin. "Organic orders were up ~35%, with data center orders up ~300%, resulting in over $8.5 billion of backlog, up 60% versus last year, reflecting continued strong demand for our differentiated solutions. We expect to deliver double-digit organic sales and adjusted EPS growth in 2026, while record backlog levels give us confidence to sustain this momentum into 2027 and beyond."

1 Excludes NORESCO
2 GAAP results include a goodwill impairment charge and IEEPA refunds; Adjusted EPS includes a ~$0.10 benefit from IEEPA refunds net of ~($0.02) NCI impact

Third Quarter 2026 Results
Total Company

	(Unaudited)
	Three Months Ended September 30
(In millions)	2026	2025	Change
Net sales	$6,263	$5,579	12%
Organic sales	15%

Operating profit (loss)	$(2,273)	$539	n.m.
Operating margin	(36.3)%	9.7%	n.m.
Adjusted operating profit	$1,091	$823	33%
Adjusted operating margin	17.4%	14.8%	260 bps

Diluted earnings (loss) per share:
Continuing operations	$(3.16)	$0.47	n.m.
Continuing operations - Adjusted	$0.87	$0.67	30%
n.m. = not meaningful
Carrier’s third quarter sales of $6.3 billion increased 12% compared to the prior year. Organic sales increased 15%, and divestitures were a headwind of 3%.
GAAP operating loss of ($2,273) million in the quarter decreased from last year, with growth in all segments offset by a goodwill impairment charge.
Adjusted operating profit of $1,091 million in the quarter increased 33% with growth in all segments.
Adjusted operating margin of 17.4% was up 260 basis points from last year, predominantly due to favorable volume and price partially offset by the impact of increased input costs and tariffs.
The company recorded approximately $130 million of operating profit benefit from IEEPA refunds.
Net loss from continuing operations was ($2,593) million and adjusted net earnings from continuing operations were $713 million. GAAP EPS from continuing operations was ($3.16) and adjusted EPS was $0.87. The increase in adjusted EPS was primarily driven by higher operating profit and the benefits of a lower share count, partially offset by a higher effective tax rate and higher non-controlling interest related to the IEEPA refunds.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2026	2025	Change
Net sales	$3,354	$2,711	24%
Organic sales	25%

Segment operating profit	$745	$533	40%
Segment operating margin	22.2%	19.7%	250 bps

CSA segment sales grew 24%. Organic sales were up 25%, driven by strong Residential and Commercial1 performance, up over 30% and 25%, respectively.
Segment operating margin expanded 250 basis points from the benefit of ~$120 million of IEEPA refunds and organic growth, partially offset by increased input costs and tariffs.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2026	2025	Change
Net sales	$1,335	$1,290	3%
Organic sales	12%

Segment operating profit	$168	$120	40%
Segment operating margin	12.6%	9.3%	330 bps

CSE segment sales increased 3% with strong organic sales growth of 12% offset by a 7% net headwind from divestitures and a 2% headwind from currency. Residential and Light Commercial (RLC) sales increased low-teens and Commercial grew high-single digits. Strong demand in residential heat pumps and air conditioning continued, with sales up ~35% each, more than offsetting high-single digit declines in boilers.
1 Excludes NORESCO

Segment operating margin increased 330 basis points with strong organic revenue growth and a ~100 basis point net benefit from the correction of a prior period item offset by increases in inventory-related reserves.

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2026	2025	Change
Net sales	$848	$833	2%
Organic sales	3%

Segment operating profit	$103	$97	6%
Segment operating margin	12.1%	11.6%	50 bps

CSAME segment sales increased 2%. Organic sales were up 3% driven by strong growth in Commercial, up 10%, partially offset by a mid-single digit decline in RLC.
Segment operating margin increased 50 basis points.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2026	2025	Change
Net sales	$726	$745	(3)%
Organic sales	(3)%

Segment operating profit	$117	$115	2%
Segment operating margin	16.1%	15.4%	70 bps

CST sales decreased 3% as continued growth in Container was more than offset by Truck and Trailer.
Segment operating margin increased 70 basis points driven by the benefits from IEEPA refunds partially offset by lower volumes.

Cash Flow

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net cash flows provided by operating activities	$813	$341	$1,819	$1,473
Less: Capital expenditures	(139)	(117)	(350)	(261)
Free cash flow	$674	$224	$1,469	$1,212

Net cash flows generated from operating activities were $813 million, and capital expenditures were $139 million, resulting in free cash flow of $674 million.

Goodwill
During Q3, the company recorded a non-cash goodwill impairment charge of $3.1 billion related to its Climate Solutions Europe reporting unit.

Full-Year 2026 Guidance**
Supported by a differentiated product portfolio, record backlog, minimum volume commitments under long-term agreements, and continued recovery in RLC end markets, Carrier now expects sales of nearly $24 billion, with organic growth of approximately 10%. The company remains vigilant in navigating industry-wide macro pressures, including tariffs and increasing input costs, and expects to return to shareowners approximately $2.3 billion through dividends and share repurchases.

	Current Guidance**	Prior Guidance
Sales	$23.8 to $24.0 billion Organic* up ~10% FX 1% Net, Acquisitions / Divestitures (2%)	~$23 billion Organic* up ~M-HSD FX 1% Net, Acquisitions / Divestitures (2%)

Adjusted Operating Profit*	~$3.5 billion	~$3.5 billion

Adjusted EPS*	$2.85 to $2.90	~$2.90

Free Cash Flow*	~$2 billion	~$2 billion
Riello divestiture completed on July 1. NORESCO divestiture completed on August 3.
~$225 million and ~$125 million year-over-year revenue headwind from Riello and NORESCO exits, respectively.

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

**As of October 29, 2026

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, October 29, 2026, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site. For alternative dial-in information, please contact Carrier investor relations at InvestorRelations@Carrier.com.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, expectations relating to our sales backlog, commitments by us and our customers under long-term agreements, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, market conditions including with respect to residential end-markets, data center and otherwise, growth prospects for 2026 and beyond, expectations concerning the mitigation and net impact of tariffs during 2026, Carrier's guidance for full-year 2026, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our acquisition of the VCS business and our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation) or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit carrier.com or follow Carrier on social media at @Carrier.

Carrier. For the World We Share

CARR-IR

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Kristina Pantelides
561-236-4241
Kristina.Pantelides@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures

Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Segment operating profit is the measure of profit and loss that the Chief Operating Decision Maker uses to evaluate segment profitability. Segment operating profit represents operating profit (a GAAP measure) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

Price/cost represents the combined impact of realized pricing, cost inflation and productivity actions, including manufacturing efficiencies, sourcing initiatives and certain productivity measures.

When Carrier provides our expectations for organic sales, adjusted operating profit (including on a segment basis), adjusted operating margin (including on a segment basis), adjusted effective tax rate, adjusted EPS, free cash flow, and interest expense, net on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net sales
Product sales	$5,585	$4,906	$15,886	$15,035
Service sales	678	673	2,069	1,875
Total Net sales	6,263	5,579	17,955	16,910
Costs and expenses
Cost of products sold	(4,083)	(3,656)	(11,755)	(10,881)
Cost of services sold	(497)	(474)	(1,545)	(1,366)
Research and development	(154)	(151)	(445)	(465)
Selling, general and administrative	(758)	(803)	(2,430)	(2,345)
Total Costs and expenses	(5,492)	(5,084)	(16,175)	(15,057)
Goodwill impairment	(3,100)	—	(3,100)	—
Equity method investment net earnings	57	60	146	182
Other income (expense), net	(1)	(16)	(16)	36
Operating profit (loss)	(2,273)	539	(1,190)	2,071
Non-service pension benefit (expense)	3	(9)	5	(8)
Interest (expense) income, net	(93)	(97)	(288)	(270)
Earnings (loss) before income taxes	(2,363)	433	(1,473)	1,793
Income tax (expense) benefit	(177)	1	(261)	(272)
Earnings (loss) from continuing operations	(2,540)	434	(1,734)	1,521
Discontinued operations, net of tax	—	21	—	4
Net earnings (loss)	(2,540)	455	(1,734)	1,525
Less: Non-controlling interest in subsidiaries'	53	27	120	94
Net earnings (loss) attributable to common shareowners	$(2,593)	$428	$(1,854)	$1,431
Amounts attributable to common shareowners:
Continuing operations	$(2,593)	$407	$(1,854)	$1,427
Discontinued operations	—	21	—	4
Net earnings (loss) attributable to common shareowners	$(2,593)	$428	$(1,854)	$1,431
Earnings (loss) per share
Basic:
Continuing operations	$(3.16)	$0.48	$(2.24)	$1.67
Discontinued operations	—	0.02	—	—
Net earnings (loss)	$(3.16)	$0.50	$(2.24)	$1.67
Diluted:
Continuing operations	$(3.16)	$0.47	$(2.24)	$1.64
Discontinued operations	—	0.03	—	0.01
Net earnings (loss)	$(3.16)	$0.50	$(2.24)	$1.65
Weighted-average number of shares outstanding
Basic	821.8	848.8	828.3	856.8
Diluted	821.8	858.6	828.3	867.7

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,354	$1,555
Accounts receivable, net	3,499	2,639
Inventories, net	2,842	2,483
Assets held for sale	—	592
Other current assets	1,187	1,264
Total current assets	8,882	8,533
Future income tax benefits	1,190	1,074
Fixed assets, net	3,153	3,165
Operating lease right-of-use assets	532	546
Intangible assets, net	5,536	6,326
Goodwill	12,209	15,501
Pension and post-retirement assets	65	56
Equity method investments	1,390	1,321
Other assets	637	668
Total Assets	$33,594	$37,190

Liabilities and Equity
Accounts payable	$3,269	$2,702
Accrued liabilities	4,155	3,774
Liabilities held for sale	—	170
Short-term borrowings and current portion of long-term debt	1,482	468
Total current liabilities	8,906	7,114
Long-term debt	9,992	11,365
Future pension and post-retirement obligations	184	192
Future income tax obligations	1,584	1,833
Operating lease liabilities	402	418
Other long-term liabilities	2,105	2,140
Total Liabilities	23,173	23,062

Equity
Common stock	10	10
Treasury stock	(7,953)	(6,795)
Additional paid-in capital	8,694	8,665
Retained earnings	9,942	12,193
Accumulated other comprehensive income (loss)	(639)	(269)
Non-controlling interest	367	324
Total Equity	10,421	14,128
Total Liabilities and Equity	$33,594	$37,190

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Operating Activities
Net earnings (loss)	$(2,540)	$455	$(1,734)	$1,525
Discontinued operations, net of tax	—	(21)	—	(4)
Adjustments for non-cash items, net:
Depreciation and amortization	324	325	953	945
Deferred income tax provision	(105)	(158)	(347)	(316)
Stock-based compensation costs	7	11	40	55
Equity method investment net earnings	(57)	(60)	(146)	(182)
(Gain) loss on sale of investments and impairments, net	8	—	45	(17)
Goodwill impairment	3,100	—	3,100	—
Changes in operating assets and liabilities
Accounts receivable, net	(320)	212	(971)	(490)
Inventories, net	(68)	(116)	(403)	(528)
Accounts payable and accrued liabilities	275	(208)	906	170
Distributions from equity method investments	16	24	67	105
Other operating activities, net	112	(140)	195	(187)
Net cash flows provided by (used in) continuing operating activities	752	324	1,705	1,076
Net cash flows provided by (used in) discontinued operating activities	61	17	114	397
Net cash flows provided by (used in) operating activities	813	341	1,819	1,473
Investing Activities
Capital expenditures	(139)	(117)	(350)	(261)
Investment in businesses, net of cash acquired	(64)	(31)	(118)	(92)
Dispositions of businesses	395	—	410	8
Settlement of derivative contracts, net	10	33	16	120
Other investing activities, net	19	(4)	28	(7)
Net cash flows provided by (used in) continuing investing activities	221	(119)	(14)	(232)
Net cash flows provided by (used in) discontinued investing activities	—	—	—	35
Net cash flows provided by (used in) investing activities	221	(119)	(14)	(197)
Financing Activities
Increase (decrease) in short-term borrowings, net	(500)	444	(139)	387
Issuance of long-term debt	14	17	53	32
Repayment of long-term debt	(3)	(1)	(60)	(1,209)
Repurchases of common stock	(399)	(785)	(1,144)	(2,413)
Dividends paid on common stock	(198)	(193)	(598)	(583)
Dividends paid to non-controlling interest	(11)	(72)	(76)	(81)
Other financing activities, net	(1)	(1)	(35)	(18)
Net cash flows provided by (used in) continuing financing activities	(1,098)	(591)	(1,999)	(3,885)
Net cash flows provided by (used in) discontinued financing activities	—	—	—	—
Net cash flows provided by (used in) financing activities	(1,098)	(591)	(1,999)	(3,885)
Effect of foreign exchange rate changes on cash and cash equivalents	3	(5)	(7)	63
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(61)	(374)	(201)	(2,546)
Less: Change in cash balances classified as assets held for sale	(95)	—	(25)	—
Net increase (decrease) in cash and cash equivalents and restricted cash	34	(374)	(176)	(2,546)
Cash, cash equivalents and restricted cash, beginning of period	1,347	1,800	1,557	3,972
Cash, cash equivalents and restricted cash, end of period	1,381	1,426	1,381	1,426
Less: restricted cash	27	3	27	3
Cash and cash equivalents, end of period	$1,354	$1,423	$1,354	$1,423

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Segment net sales
Climate Solutions Americas	$3,354	$2,711	$9,227	$8,535
Climate Solutions Europe	1,335	1,290	3,952	3,712
Climate Solutions Asia Pacific, Middle East & Africa	848	833	2,599	2,541
Climate Solutions Transportation	726	745	2,177	2,122
Segment net sales	$6,263	$5,579	$17,955	$16,910

Segment operating profit
Climate Solutions Americas	$745	$533	$1,941	$1,982
Climate Solutions Europe	168	120	352	324
Climate Solutions Asia Pacific, Middle East & Africa	103	97	292	353
Climate Solutions Transportation	117	115	336	340
Segment operating profit	$1,133	$865	$2,921	$2,999

Segment operating margin
Climate Solutions Americas	22.2%	19.7%	21.0%	23.2%
Climate Solutions Europe	12.6%	9.3%	8.9%	8.7%
Climate Solutions Asia Pacific, Middle East & Africa	12.1%	11.6%	11.2%	13.9%
Climate Solutions Transportation	16.1%	15.4%	15.4%	16.0%

Components of Changes in Net Sales

Three Months Ended September 30, 2026 Compared with Three Months Ended September 30, 2025

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	25%	—%	(1)%	—%	24%
Climate Solutions Europe	12%	(2)%	(7)%	—%	3%
Climate Solutions Asia Pacific, Middle East & Africa	3%	—%	(1)%	—%	2%
Climate Solutions Transportation	(3)%	—%	—%	—%	(3)%
Consolidated	15%	—%	(3)%	—%	12%

Nine Months Ended September 30, 2026 Compared with Nine Months Ended September 30, 2025
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	8%	—%	—%	—%	8%
Climate Solutions Europe	5%	4%	(3)%	—%	6%
Climate Solutions Asia Pacific, Middle East & Africa	2%	—%	—%	—%	2%
Climate Solutions Transportation	1%	2%	—%	—%	3%
Consolidated	6%	1%	(1)%	—%	6%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Reconciliation to Earnings before income taxes
Segment operating profit	$1,133	$865	$2,921	$2,999

Corporate and other	(42)	(42)	(141)	(162)
Restructuring costs	(45)	(50)	(161)	(105)
Amortization of acquired intangible assets	(210)	(221)	(636)	(636)
Acquisition/divestiture-related costs	(2)	(10)	(20)	(21)
Riello impairment and loss	(2)	—	(48)	—
Goodwill impairment	(3,100)	—	(3,100)	—
CCR gain	—	—	—	7
Other	(5)	(3)	(5)	(11)
Non-service pension (expense) benefit	3	(9)	5	(8)
Interest (expense) income, net	(93)	(97)	(288)	(270)

Earnings (loss) before income taxes	$(2,363)	$433	$(1,473)	$1,793

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$745	$533	$1,941	$1,982
Climate Solutions Europe	168	120	352	324
Climate Solutions Asia Pacific, Middle East & Africa	103	97	292	353
Climate Solutions Transportation	117	115	336	340
Segment operating profit	$1,133	$865	$2,921	$2,999
Corporate and other	(42)	(42)	(141)	(162)
Adjusted operating profit	$1,091	$823	$2,780	$2,837

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$6,263	$—		$6,263	$17,955	$—		$17,955

Operating profit (loss)	$(2,273)	3,364	a	$1,091	$(1,190)	3,970	a	$2,780
Operating margin	(36.3)%			17.4%	(6.6)%			15.5%

Earnings (loss) before income taxes	$(2,363)	3,364	a	$1,001	$(1,473)	3,970	a	$2,497
Income tax (expense) benefit	$(177)	(58)	b	$(235)	$(261)	(200)	b	$(461)
Effective tax rate	(7.5)%			23.5%	(17.7)%			18.5%

Earnings (loss) from continuing operations attributable to common shareowners	$(2,593)	$3,306		$713	$(1,854)	$3,770		$1,916

Summary of Adjustments:
Restructuring costs		$45	a			$161	a
Amortization of acquired intangible assets		210	a			636	a
Acquisition/divestiture-related costs		2	a			20	a
Riello impairment and loss		2	a			48	a
Goodwill impairment		3,100	a			3,100	a
Other		5	a			5	a
Total adjustments		$3,364				$3,970

Tax effect on adjustments above		$(58)				$(200)
Tax specific adjustments		—				—
Total tax adjustments		$(58)	b			$(200)	b

Diluted shares outstanding (1)	821.8			821.8	828.3			828.3

Diluted earnings (loss) per share:
Continuing operations	$(3.16)			$0.87	$(2.24)			$2.31
(1) During the three and nine months ended September 30, 2026, Carrier reported a net loss from continuing operations attributable to common shareowners. As a result, potentially dilutive shares were excluded from the computation of diluted loss per share because their inclusion would have reduced the loss per share. The inclusion of dilutive shares does not have a significant impact on adjusted diluted earnings per share.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,579	$—		$5,579	$16,910	$—		$16,910

Operating profit (loss)	$539	284	a	$823	$2,071	766	a	$2,837
Operating margin	9.7%			14.8%	12.2%			16.8%

Earnings (loss) before income taxes	$433	295	a,b	$728	$1,793	777	a,b	$2,570
Income tax (expense) benefit	$1	(126)	c	$(125)	$(272)	(259)	c	$(531)
Effective tax rate	(0.2)%			17.2%	15.2%			20.7%

Earnings (loss) from continuing operations attributable to common shareowners	$407	$169		$576	$1,427	$518		$1,945

Summary of Adjustments:
Restructuring costs		$50	a			$105	a
Amortization of acquired intangible assets		221	a			636	a
Acquisition/divestiture-related costs		10	a			21	a
CCR gain		—	a			(7)	a
Other		3	a			11	a
Defined benefit pension settlement		11	b			11	b
Total adjustments		$295				$777

Tax effect on adjustments above		$(77)				$(204)
Tax specific adjustments		(49)				(55)
Total tax adjustments		$(126)	c			$(259)	c

Diluted shares outstanding	858.6			858.6	867.7			867.7

Diluted earnings per share:
Continuing operations	$0.47			$0.67	$1.64			$2.24

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net cash flows provided by operating activities	$813	$341	$1,819	$1,473
Less: Capital expenditures	(139)	(117)	(350)	(261)
Free cash flow	$674	$224	$1,469	$1,212

Net Debt Reconciliation

	(Unaudited)
(In millions)	September 30, 2026	December 31, 2025
Long-term debt	$9,992	$11,365
Short-term borrowings and current portion of long-term debt	1,482	468
Less: Cash and cash equivalents	1,354	1,555
Net debt	$10,120	$10,278